CSW Energy, Inc.
                              Statements of Income
               For the Twelve Months Ended March 31, 1997 and 1996
                                   (Unaudited)
                                    ($000's)

                                                      March 31,      March 31,
                                                        1997           1996
                                                      --------       --------
OPERATING REVENUE:
       Equity in income from energy projects           $16,817        $18,401
       Operation and maintenance services                4,046          3,808
       Other                                               357           --
                                                      --------       --------
                  Total operating revenue               21,220         22,209


OPERATING EXPENSES:
       Salaries, wages, and benefits                     5,227          4,779
       Loss on construction contract                         7            199
       Operation and maintenance services                2,601          2,328
       General and administrative                        5,363          3,560
       Nonrecoverable project development costs          6,187           --
                                                      --------       --------
                  Total operating expenses              19,385         10,866
                                                      --------       --------

INCOME FROM OPERATIONS                                   1,835         11,343

OTHER INCOME (EXPENSE)
       Interest income                                   2,944         10,756
       Interest expense                                (11,781)        (7,562)
       Other, net                                       (8,001)        (4,450)
                                                      --------       --------
                  Total other income (expense)         (16,838)        (1,256)
                                                      --------       --------

INCOME (LOSS) BEFORE INCOME TAXES                      (15,003)        10,087

PROVISION (BENEFIT) FOR INCOME TAXES                    (5,882)         4,226
                                                      --------       --------

                  Net income (loss)                    $(9,121)        $5,861
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